Keeping our promises Code of Conduct

For more than a century, Belden has been building connections. Our connections, both with our customers and each other, are based on trust and integrity. We earn and maintain that trust by following our Values. These Values guide us in all we do, ensuring we maintain our integrity while exceeding expectations for our customers and shareholders. Our Values apply across our business, and our Code of Conduct shows us how. It provides specific guidance and keeps us connected to our broader purpose as a business. In all we do, wherever we do business, we follow our Code. Read this Code and keep it on hand. Use it as a guide to your actions and decisions, and be aware of how your choices affect others. Though our Code is comprehensive, it cannot address every situation. If you are ever unsure about an ethical matter, ask questions. The resources in this Code will tell you where to start. Our Code will also tell you how best to report any concerns or violations. As the keepers of Belden’s legacy, we rely on each other to do what’s right. And we never retaliate against those who report violations of our Code or the law in good faith. When we follow our Values and our Code, we ensure the health of our business. Acting with integrity protects Belden’s reputation so that we can be an industry leader well into the future. As we continue to reach for greatness, we must always do what is right. Ashish Chand President and Chief Executive Officer A letter from our CEO Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 2

Our Values At Belden, we are devoted to being our best. We are driven to succeed, and our Values provide the inspiration. They define what we believe as a company and how we achieve our goals. Customers Define Our Success • We honor our commitments to internal and external customers. • We earn our customers’ loyalty. • We create value for our customers. Continuous Improvement Is Our Way of Life • We systematically pursue improvement in everything we do. • We work safely and improve quality, delivery and costs. • We eliminate waste from all processes. We Invest in Talent • We attract, promote and retain diverse and exceptional talent. • We recognize and reward performance. • We actively develop ourselves and our teams. We Play to Win • We prepare, measure and hold ourselves accountable for our performance. • We strive to exceed expectations. • We create exceptional value for our stakeholders. We Reach for Greatness • We leverage strategy, innovation and perseverance to drive breakthrough results. • We stretch ourselves and learn from our failures to achieve transformational goals. • We go above and beyond to achieve excellence. We Succeed Through Teamwork • We support and learn from each other. • We practice inclusivity and embrace diverse perspectives. • We listen and collaborate to achieve common goals. Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 3

A letter from our CEO 2 Our Values 3 How to use our Code 5 Our Code 6 Our responsibilities 7 Making ethical decisions 8 Violating our Code 9 Voicing your concerns 10 Our non-retaliation policy 11 Our promises to employees 12 A safe and healthy workplace 13 Respect and inclusion 14 Employee privacy and data protection 15–16 Our promises to customers 17 Quality products, solutions and services 18 Fair dealing 19 Ethical government contracting practices 20 Due diligence in selecting and using third parties 21 Know your customer 22 Customer/third-party privacy and data protection 23 Contents Our promises to shareholders 24 Company assets 25–26 Artificial intelligence 27 Responsible communications 28 Conflicts of interest 29 Appropriate business gifts and entertainment 30 Accurate records 31 Fraud prevention 32 Ethical political and lobbying activities 33 Our promise to uphold the law 34 Anti-bribery and anti-corruption 35 Insider trading 36 International trade laws 37 Boycotts and sanctioned countries 38–39 Our promises for the future 40 Environmental stewardship 41 Human rights and fair labor 42 Social responsibility and philanthropy 43 Innovation 44 Where to go for help 45 Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 4

How to use our Code Our success in keeping our promises depends on the daily choices we make. Our Code of Conduct is the tool we rely on to choose what is right and bring our Values to life. Our Values Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 5 How to use our Code

Our Code Every day at Belden presents new opportunities — ways for us to innovate and design for the future. As employees, we stretch ourselves and our capabilities, never standing still. We work in an exciting place and in a variety of increasingly complex industries. When those complexities involve ethical challenges, the right course of action may not always be clear. That’s why we have our Code of Conduct — to help guide you as you use your best judgment to make the best decisions for our Company, customers and share- holders. While the Code cannot address every possible situation, it is the best place for you to start. It offers simple and sound advice on upholding the laws that apply to our business and bringing unquestionable integrity to all of our daily interactions. What’s in the Code? • Overviews of ethical topics and why they are important to our business • The promises we make and the actions we take to fulfill them • “Our policy in practice” —  real ethical situations you could face • Links to our policies for more information • Decision-making tools and important points to consider • Resources to contact for more help The Code is for all of us That means everyone who works on Belden’s behalf must live up to the same high standards and comply with the Code, our policies and the laws that apply to our business. In other words, no matter your role at Belden, the Code applies to you — with no exceptions. It includes all employees of Belden’s subsid- iaries and affiliates, full-time and part-time employees, senior leaders, officers and directors, and contractors — at every location around the world. In addition, employees receive a copy of the Code and are required to acknowledge receipt of this Code and agree to abide by it at the start of employment and annually thereafter. Waivers or changes to the Code As laws change, Belden may make occasional updates to the Code or grant limited waivers. Belden’s Board of Directors has oversight responsibility for this Code. The Nominating and Corporate Governance Committee of the Board will periodically review and assess the appropriateness of the principles and policies herein and make recommendations to the Board in consultation with Belden’s Compliance Team, as appropriate. Waivers happen rarely and may only be made and approved by the Board of Directors. We will disclose any waivers promptly to shareholders, in compliance with all applicable laws, rules and regulations. Our Values Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 6 How to use our Code

Our responsibilities As you read through the Code, you will discover what “Keeping our promises” means to Belden. The first step is understanding what the Company expects from you. Each of us shares the responsibility to: • Live our Values. Embrace our Values and let them guide every action. Also read and follow the Code and any policies that apply to your work. • Learn about the law. Our business is subject to a variety of laws and regulations. Learn those that apply to you and ask questions if you are ever unsure what is required. • Speak up for what is right. Stay alert for any activity that breaks our promises or appears to violate our Code, policies or the law. That means voicing your concerns if you believe or suspect that a violation has happened. If you are a manager, you have added responsibilities: • Set the best example. Since your team looks to you as a model of good behavior, let them see you reflecting our Values and following our Code in everything you do. • Be there to help. When your team has questions or wants to talk, make time for them. Know the Code well and be able to answer questions about it or refer them to other resources for help. • Act quickly. If you learn about or suspect possible misconduct, do not wait. Voice your concerns right away to the appropriate resource. • Enable your team to follow the Code. Consistently apply the principles of the Code and do not tolerate retaliation against any reporting employee. Our Values Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 7 How to use our Code

Making ethical decisions Belden expects us to use our best judgment and make good decisions, but there may be times when the right choice is not clear. If that happens, ask yourself these questions: • Is this action legal? • Is it a good reflection of our Values? • Is it good for Belden and our customers? • Does it align with our Code and our policies? • Would I be comfortable telling others about my actions? The best possible outcome is being able to answer “yes” to every question. That means the action you are considering is probably okay. If you answer “no” or “maybe” to any of them, pause and reconsider. An even better option: ask for help before taking any action. Help someone else Sometimes a coworker may be wondering what to do — or even worse, about to take a wrong turn. Do not watch it happen. Talk to them and point them back to our Code and our policies — or to a resource where they can get help. Our Values Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 8 How to use our Code

Violating our Code When someone violates Belden’s Code, our policies or the law, they also fail to live up to our Values and can risk damaging our reputation and relationships. The same is true if you ignore someone else’s misconduct —  it can cause just as much harm. Belden takes violations seriously. That is why it is so important to voice your concerns if you become aware of possible misconduct. If an investigation reveals a violation of our Code, the consequences can be serious. We will take appropriate disciplinary action — even up to dismissal. If a law has been broken, those involved could also face civil or criminal fines or other penalties. Our Values Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 9 How to use our Code

Voicing your concerns One of the most important things you can do for Belden is speak up when you think you see something wrong. This means letting us know right away if you become aware of something that goes against our Values or violates our Code, policies or the law. Even if you are not sure if an action is really a violation, it is vital to voice your concerns. Where should I turn? We understand it can sometimes be difficult to share a concern, but there are a variety of options available to you: • Your manager • Human Resources • The Compliance Team, which includes the Legal Department and the Internal Audit Department. This team can be reached via email: ombudsman@belden.com • Our ethics and compliance Hotline, which is available 24 hours a day, seven days a week: • By phone at 1-800-461-9330 in the United States and Canada • Or online at www.belden.com/ethics NOTE: Our ethics and compliance Hotline is powered by a third- party platform. When you visit the website, you will find a list of local phone numbers for areas outside the U.S. and Canada as well as a link to the Belden associate Compliance Portal. Regardless of the option that you choose, we will take your report seriously, treat it confidentially (to the extent possible) and address it promptly. You can even report anonymously through the Hotline, wherever permitted by law. Then what happens? After you report a concern, it immediately goes to the appropriate Company represen- tative for a confidential review. Keep in mind that only the people who need to know about your report will see it. Then we decide if it should be investigated. If an investigation is warranted, it is referred to the appropriate team. Most of the time, you will not hear specific details of an investigation, but we will make every effort to notify you of the results. Your right to speak We support your right to speak out publicly about matters of public concern or engage in certain activities related to the terms and conditions of your employ- ment. Nothing in this Code or in any of our policies is intended to limit or interfere with your right to engage in concerted activities protected under Section 7 of the U.S. National Labor Relations Act or any other applicable law in any country in which Belden operates, such as discussions related to wages, hours, working conditions, health hazards and safety issues. Find out more Speaking Up Policy Our Values Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 10 How to use our Code

Our non-retaliation policy We want you to feel confident and secure voicing your concerns. That is why we will never tolerate retaliation of any kind against you for reporting something in good faith or cooperating with an investigation. What matters is that you sincerely believe your report to be true —  or you are concerned enough to let us know about it. By identifying risks early, we prevent harm from being done to Belden employees, customers or anyone else impacted by our business. Voice your concerns if you believe you or anyone else has experi- enced some kind of retaliation, which could include dismissal, demotion, reassignment or any other retaliatory act. Did you know? Retaliation itself is a violation of our Code and will result in disciplinary action, including possible termination. Our policy in practice Q I am concerned that one of my coworkers may have done something that violates our Code, and I would like to report it. But because we work in a small team, this person will probably know it was me. What should I do? A You should voice your concerns right away. If you suspect a violation, you have a responsibility to let us know. That is the only way we can identify something harmful and take action to address it. If nobody speaks up, more harm could be done. Remember, we will handle the information discreetly, and we will not tolerate retaliation against you for voicing a concern. Find out more Speaking Up Policy Our Values Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 11 How to use our Code

Our promises to employees The people who work at Belden deliver great products, solutions and services for our customers and returns for our shareholders. To enable them to thrive and deliver their best results, we aim to create a working environment that is safe and respectful. Our Values How to use our Code Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 12 Our promises to employees

A safe and healthy workplace Our promise We maintain a safe and healthy work environment, every day. Keeping each other safe is our top priority. Our reasons We keep our teams strong and deliver better work for our customers when we follow our health and safety procedures. We never take unnecessary risks, and we always report unsafe situations. Working with both our physical and mental health in mind ensures that we can reach our full potential. Our actions We maintain a safe and healthy workplace when we: • Complete all required safety trainings, and know all emer- gency procedures • Look out for and support each other • Never take unnecessary risks, or advise others to do so • Maintain focus and awareness, take breaks for meals and stay mentally healthy • Never work under the influence of alcohol or drugs • Never bring weapons to work, and report any weapons on Belden property of which you become aware • Speak up if you feel unsafe, and report any injuries or potential hazards to a manager, Environment, Health and Safety professionals, Human Resources or the Compliance Team, or use our ethics and compliance Hotline • Follow all safety standards, policies and procedures What should I report? • Unsafe actions • Hazards and safety violations • Substance abuse • Weapons at work • Threats • Warning signs of violence • Unreasonable work hours Letting us know about these and any other concerns protects you and makes Belden a better and safer place to work. Fair wages and hours Working reasonable hours for fair pay is key to every employee’s well-being. We always record our time honestly and follow our requirements for proper meal and break times. We also respect our employees’ right to freely organize and negotiate the terms and conditions of their employment. We respect local regulatory and market frameworks for fair pay and design our compensation plans accordingly. Our Values How to use our Code Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 13 Our promises to employees

Respect and inclusion Our promise We work together as one team. We are welcoming and respectful of all employees, and we never harass or discriminate. Our reasons To continue to exceed expec- tations, we must attract and cultivate the best people. We do this when we hire and promote on the merits and remain open to all perspectives. Diverse, respectful teams find the best solutions because all members can contribute to the process. Harassment and discrimination have no place at Belden because they hinder collaboration and can carry serious penalties. Our actions We are respectful and inclusive when we: • Treat coworkers, customers and anyone else as you would want to be treated • Make all employment and promotion decisions based on merit • Actively seek out diverse perspectives and listen to the views of others • Never say anything inappropriate or offensive • Never make threatening or intimidating gestures • Speak out if you feel someone’s views are being disrespected, or if you experience or witness harassment or discrimination How do we make employment decisions? We base them solely on: • Job requirements • Skills • Qualifications • Performance We never base them on personal bias or any char- acteristic protected by law. These include, but are not limited to: • Race or skin color • National origin • Religion • Age • Sex, sexual orientation or gender identity • Disability What does harassment look like? Harassment can be verbal, physical or visual in nature. It can take place in person or online, at work or after hours. Examples of harass- ment include, but are not limited to: • Demeaning or derogatory jokes, slurs, threats or name-calling • Unwelcome physical contact or sexual advances • Bullying, intimidation or exclusion • Offensive emails, social media posts or messages, cartoons, drawings or pictures • Intimidating behaviors, like staring or blocking someone’s path Our policy in practice Q One of my coworkers keeps telling sexist jokes and sharing cartoons that I find offensive. Nobody else seems to mind. What should I do? A Your coworker’s behavior is not appropriate, and you do not have to tolerate it. Others may be offended as well, so if you can, you should talk to your coworker. Make clear the behaviors that you find offensive. If you feel you cannot speak to your coworker, or if the bad behavior continues after you talk, voice your concerns using another internal resource. Find out more Harassment, Discrimination & Retaliation Policy Our Values How to use our Code Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 14 Our promises to employees

Employee privacy and data protection Our promise We value and protect the data we collect from our employees in the course of doing business. We respect data privacy, and we never compromise our data security. Our reasons When we do business, we deal with data — often personally identifiable information (PII) and data capable of identifying one of our employees (Personal Information). Keeping that information private is essential to our relationships with employees, so we handle it carefully and in compliance with privacy laws, including, but not limited to, the European Union’s GDPR regulation and similar laws around the world. By respecting employee privacy, we maintain trust. Our actions We protect data and respect employee privacy when we: • Know and follow all privacy laws related to the handling, storage and disposal of PII and Personal Information, wherever we do business • Access PII and Personal Information for appropriate business purposes only • Gather and store only the information needed, and no more • Never share PII or Personal Information without an appro- priate legal basis to do so (such as data subject permission or business necessity), and then only share with those who need to know for business purposes • Ensure our business partners treat PII and Personal Information in accordance with our policies and the law • Store PII and Personal Information on approved Belden networks, and follow our cybersecurity and data classification procedures to keep data systems secure • Take particular care with sensitive personal data, including, but not limited to, health information • Respect data subject requests to access PII and Personal Information to the extent permitted by applicable privacy laws and regulations • Complete all required cyber- security and data protection training in a timely manner • Contact the Data Privacy Team (belden.privacy@belden.com) or our corporate ombudsman (ombudsman@belden.com) with any questions or concerns, or if an unauthorized disclosure of PII or Personal Information occurs All of the above applies equally to PII or Personal Information we hold about our customers, business parties and third parties. Our Human Resource professionals have higher levels of access to PII and Personal Information and should therefore abide by the following principles: • Hold PII and Personal Informa- tion in strictest confidence and exercise a high degree of care to prevent disclosure to others • Do not disclose PII or Personal Information to others unless the recipient has a need to see it and has management authorization • Do not reproduce PII or Personal Information or use it for any purpose other than the performance of Human Resource duties • Do not use PII or Personal Information for personal gain Our Values How to use our Code Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 15 Our promises to employees

Employee privacy and data protection / continued Our policy in practice Q I received an email from a customer requesting the home address for my coworker, who has been out sick. They want to send a get-well card and flowers. Because they know each other, is it okay to share this information? A No. Even though the customer may have a working relationship with this employee, you should never share an employee’s personal information with anyone who is not authorized and does not have a business need to know. Advise the customer to send a card to the office instead. Find out more Data Privacy Policy Belden Employee GDPR Information Page What Is PII and Personal Information? PII and Personal Information is anything that could identify someone, including their: • Name • Date of birth • Government identification number • Phone number • Home address • Credit card or banking number • Email address • Performance reviews, personal compensation data and personal development data • Belden ID number(s) • Employee images Our Values How to use our Code Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 16 Our promises to employees

Our promises to customers When our partnerships and business practices reflect our Values, it shows in our work and in our customers’ success. Our Values How to use our Code Our promises to employees Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 17 Our promises to customers

Quality products, solutions and services Our promise Our customers expect the best from Belden’s products, solutions and services, and we strive to exceed those already high expectations. Our reasons Since our customers define our success, we do everything we can to provide them with products, solutions and services of the highest quality. They count on us to live up to our promises and our reputation, so we always hold ourselves accountable for our performance. We thrive when we reach for excellence in all we do, and so do our customers. Our actions We provide high-quality products, solutions and services when we: • Follow all standards and regulations to ensure the safety and quality of all we produce • Never allow a product, solution or service to leave our control until it has met our high stan- dards for quality and safety • Ensure that our vendors and suppliers all adhere to our quality and safety standards • Monitor our supply chain and distribution system to ensure quality at every stage • Report any concerns or viola- tions related to the integrity of our products, solutions or supply chain to a manager, Human Resources or the Compliance Team, or use our ethics and compliance Hotline Why collaboration is key Working closely with vendors and suppliers helps us: • Ensure that our third- party partners meet our ethical and operational standards • Identify problems early on • Ensure quality at every stage • Take steps to address quality concerns Our policy in practice Q I work in manufacturing, and I have an idea that could speed up production. It involves changing our procedures. I have already tried it, and it seems to work well. Can I suggest that my coworkers adopt it? A Not yet. The procedures we have in place already consider safety and quality. While we value and encourage continuous improvement of our processes, any changes to our procedures must be reviewed and approved before they can be implemented. Discuss your idea with your manager so we can look into it properly. Your idea could be adopted eventually, but in the meantime, carefully follow our procedures. Our Values How to use our Code Our promises to employees Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 18 Our promises to customers

Fair dealing Our promise We compete fairly in the marketplace. We win business based on the high quality of our products, solutions and services — no exceptions. Our reasons At Belden, we play to win fairly. This means doing our best work with integrity and never seeking unfair or illegal advantages. Fair competition in an open market drives us to reach for greatness, which ultimately benefits our customers. By being honest and open about what we do, we win and retain their trust as well as their business. Our actions We deal fairly when we: • Never misrepresent our products, solutions or services to customers or potential customers • Market our products, solutions and services honestly and in compliance with all advertising laws and regulations • Never make misleading or disparaging statements about our competitors • Interact carefully with compet- itors and never discuss or agree to anticompetitive practices • Gather all competitive information ethically, using public sources • Never infringe on patents, trademarks, copyrights, logos or any other intellectual property • Know and follow all compe- tition laws, wherever we do business • Report any anticompetitive practices to a manager, Human Resources or the Compliance Team, or use our ethics and compliance Hotline Find out more Antitrust Policy “Can we talk?” At a trade show or industry event, you will likely interact with competitors. To know if a conversation with a competitor is inappropriate, ask yourself: Is this conversation about … • Fixing prices or terms of sale? • Excluding a new competitor? • Determining what products or services we offer? • Splitting markets, customers or territories? • Promoting a boycott? • Rigging the outcome of a bid? Answering “yes” to any of these means you should stop the conversation and report it right away. If you are ever unsure about a conversation you have had with a competitor, discuss it with a manager, Human Resources or the Compliance Team. Our Values How to use our Code Our promises to employees Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 19 Our promises to customers

Ethical government contracting practices Our promise Earning government business is a great privilege. We take this responsibility seriously and bring our high standards of integrity to the job. Our reasons Serving government customers and government-owned entities means serving the people who depend on those governments. We are transparent and accountable in all our business relationships but especially careful to follow the special rules and regulations that go along with government contracts. When we are trusted with public funds to provide products or services, we respond with integrity. Our actions We are ethical in our government contracting practices when we: • Meet all obligations and follow all contract specifications carefully, never substituting materials or vendors • Perform all required tests or inspections • Provide accurate and complete information regarding the use of public funds • Always ensure accuracy when required to charge our time on government contracts • Follow all rules and requirements for bidding on government contracts • Never offer anything of value, including gifts, entertainment or meals, to a government official • Follow all laws, regulations and policies that apply to government contracting Maintaining trust Violations of government contracting laws undermine trust in Belden. They can also lead to administrative, civil or even criminal penal- ties, both for Belden and for you. If you have a question about a government contract or any dealing with a government official, ask a manager, Human Resources or the Compliance Team for guidance before you act. Our policy in practice Q I work regularly with a government official on a particular contract. One day she mentioned that one of her children was looking for a job. She laughed and asked if Belden was hiring. She may have been joking. Still, would it be okay to refer her to an opportunity posted on our website? A No, it would not. Even if you did not initiate the conversation, mentioning an opportunity to a government official could violate the law and appear to be a bribe. Let this official know that hiring at Belden is handled through Belden’s regular application process. Find out more Antitrust Policy Gifts and Entertainment Policy Global Anti-Corruption Policy Our Values How to use our Code Our promises to employees Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 20 Our promises to customers

Due diligence in selecting and using third parties Our promise When hiring vendors, suppliers and other third parties, we seek the best value for our work while ensuring that our business partners share our high standards of integrity. Our reasons We value our relationships with our third parties and work together to keep them strong. However, our reputation for excellence could be damaged by a business partner that is unreli- able or unethical. We must choose our business partners carefully to ensure they can help us go above and beyond, with integrity. Our actions We are diligent in selecting and using third parties when we: • Treat all business partners fairly, regardless of the value of the relationship • Select business partners objec- tively, based on criteria such as price and quality as well as ethical business practices • Communicate openly and honestly with third parties to understand and resolve issues as they arise • Never offer gifts or anything of value through a third party, especially during a bidding or selection process • Monitor third-party work to ensure that it meets our standards for quality and ethics Belden’s business partners We partner with a variety of third parties to accomplish our goals as a business. Together, we make sure Belden can honor its commitments to customers and exceed expectations. Types of third parties we work with include: • Vendors • Suppliers • Distributors • Contractors • Consultants • Sales representatives • System integrators • Ecosystem partners Find out more Third-Party Sales Organization Policy Our Values How to use our Code Our promises to employees Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 21 Our promises to customers

Know your customer Our promise We are careful to verify the identity and reputation of our customers and business partners, within the law. We are responsible for ensuring that we do business with reputable entities. Our reasons We provide technology and services in a complex global marketplace. Some actors within that marketplace want to take advantage of good-faith businesses to accomplish corrupt or illegal goals. By ensuring that we know our customers and business partners, we protect Belden from corrupt and illegal practices and scams. Our actions We ensure that our business dealings are with reputable customers when we: • Take nothing at face value and verify communications and background information • Conduct appropriate due diligence and watch out for red flags to ensure that our customers and business partners are not engaged in money laundering, sanctions violations and other corrupt or illegal practices • Never sell to, buy from or otherwise do business with entities known to engage in bribery, money laundering or other corrupt or illegal practices • Never sell to, buy from or otherwise do business with entities or individuals on the denied or sanctioned parties lists maintained by the U.S. and other countries • Exercise caution and verify the identity of our contacts to avoid sophisticated phishing attempts using artificial intelligence (AI) Phishing and AI Phishing messages ask the recipient to send money or banking information to a fraudulent recipient. Such emails have often been easy to spot because of their errors. Using AI, phishing scams have become more sophisticated and more targeted. They can contain convincing messages that appear to be from a real person and mimic specific human voices and mannerisms. Our Values How to use our Code Our promises to employees Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 22 Our promises to customers

Customer/third-party privacy and data protection Our promise Our customers and business partners often trust us with their data as part of doing business. We are transparent about what data and information we collect from them, and we protect it and only use it for legitimate business purposes. Our reasons Our business requires trust, collaboration and a great deal of shared information between Belden and those we work with, including our customers. To protect our reputation and maintain our business relationships, we must retain the trust we are given. That means protecting third-party confidential information from misuse or disclosure, and following all laws and regulations related to handling such information. Our actions We protect customer and third- party privacy and data when we: • Know and follow all privacy laws related to the handling, storage and disposal of PII and Personal Information, wherever we do business • Access PII and Personal Information for appropriate business purposes only • Gather only the Personal Information needed, and no more • Never share confidential information belonging to our customers, third parties or competitors without permis- sion, and even then, only on a need-to-know basis • Respect and protect all intellectual property, such as patents or trade secrets, that we may be exposed to as part of doing business • Access and store confidential and proprietary information using only secured networks and devices • Follow all procedures and protocols for data security, including using passwords and secure Company devices • Never install new software without first consulting IT • Follow all laws, policies and regulations related to data privacy, wherever we do business • Report any breaches of information security to the Data Privacy Team immediately • Complete all required cyber- security and data protection training in a timely manner Protect it like it belongs to us Treat others’ information with the same care that you would treat Belden’s information — or even your own. It is sensitive and valuable, so do not share it or allow it to fall into anyone else’s hands. Our policy in practice Q We recently hired a new employee, and during a team meeting, this individual shared information about a previous employer that sounded confidential. Is it okay to use this information to Belden’s advantage? A No, it is not. Let the new employee know that this information belongs to another organization and should not be shared. Be sure to let others who attended the meeting know the same thing. If you are uncomfortable speaking to the new employee or the meeting participants directly, ask your manager to intervene. Simply put, information from a previous employer is confidential. It is not ours, so we cannot use it. Find out more Data Privacy Policy Our Values How to use our Code Our promises to employees Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 23 Our promises to customers

Our promises to shareholders Our focus on going above and beyond to exceed expectations starts with an uncompromising commitment to ethical business practices. Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 24 r

Company assets Our promise Our assets are vital tools for our business. We rely on them to keep Belden running, so we are committed to protecting them. Our reasons Our assets are the accumulated result of our long history of providing future-proof solutions for our customers. We all use Belden assets to do our jobs, so we must use them responsibly, making sure they are not lost, misused or wasted. Wise use of our assets ensures that we will create value for our customers well into the future. Our actions We make the best use of Belden assets when we: • Ensure that Company assets, including electronic devices and office equipment, are not damaged, lost, misused or stolen • Use Belden’s communications and information systems for work purposes, following all protocols and policies for data security • Handle Belden funds honestly and in accordance with all applicable policies and laws • Only share confidential and proprietary information with authorized personnel on a need-to-know basis • Never discuss confidential information in public places, such as cafes and elevators • Never remove Belden property from our facilities for personal use • Never allow unauthorized personnel, including family and friends, to use or access Belden assets, and follow all procedures and proto- cols for keeping Belden facilities secure • Report any damage, misuse or compromise of physical or information assets to a manager, Human Resources or the Compliance Team, or use our ethics and compliance Hotline Our Values How to use our Code Our promises to employees Our promises to customers Our promise to uphold the law Our promises for the future Where to go for help 25 Our promises to shareholders

Company assets / continued Our policy in practice Q Through my job, I have learned that Belden is developing a new product. Is it okay to share this news with my immediate family if I ask them to stay quiet about it? A No. This is confidential information, and you cannot rely on family members to protect it. Keep this information to yourself. Only discuss it when it becomes public knowledge or with those who have a legitimate business need to know. Find out more Copyright Policy Patent Policy Trademark Policy Trade Secrets Policy Recognize what to protect Our assets come in many different forms, but we are all responsible for protecting them. Depending on your role, you may use some assets more than others. At Belden, we use two main types of assets: information assets and physical and electronic assets. • Information assets include information we create and gather to innovate. Such information can be confidential information, intellectual property or both. • Confidential information is sensitive infor- mation about Belden, our customers or third parties. It is not available to the public and can be harmful if it is exposed. It can include information about: • Potential acquisitions • Capital investment plans • Marketing plans • Projected sales or earnings • New product ideas • Manufacturing methods • Third-party or customer lists • Employee lists and salaries • Intellectual property is anything that Belden or its employees create that makes us unique and competitive. It could include things like: • Product development plans • Software and manufacturing technology or know-how • Customer or supply lists • Designs, inventions or strategies • Copyrights and patents • Trade secrets, research or discoveries • Creative materials • Trademarks, brand names, slogans, taglines or logos • Physical and electronic assets are more tangible assets, or things Belden provides for business use. Physical assets include our facilities, furniture, office supplies, computers, equipment, hardware, tools, materials and vehicles. Electronic assets include our information technology, email and voicemail systems, as well as internet access. Our Values How to use our Code Our promises to employees Our promises to customers Our promise to uphold the law Our promises for the future Where to go for help 26 Our promises to shareholders

Artificial intelligence Our promise We embrace innovative processes responsibly. When it comes to using artificial intelligence (AI) —  and all our technologies — we take the necessary precautions and mitigate against potential risks to our business. Our reasons Our customers and business partners trust us to deliver, and we keep our promises. AI and other emerging generative tools can aid us in our mission, but we must be responsible about how and when we use them and follow Belden’s rules for AI use. In addition, given the risks posed by AI, we must operate carefully and ethically wherever we use AI to do business. Our actions We use AI responsibly when we: • Ensure our AI processes follow data security protocols and regulations • Ensure that applicable intellec- tual property rights are always respected and protected when using AI • Never disclose the confidential, proprietary or export-controlled information of Belden or any other entity in the course of using AI systems • Never use AI for deceptive business practices • When required, obtain customer permission to use AI in carrying out our work • Disclose to customers and business partners any use of generative AI for business purposes, including in carrying out our work • Follow all AI-related laws, regulations and policies, wherever we do business Working with AI AI can help us process large volumes of data for specific purposes. But the results AI offers may not always be accurate and could violate the intellectual property rights of others. Furthermore, any data we input into AI is stored. This data can train AI and inadvertently be available to other users. As a result, we must follow Company procedures for using AI responsibly and must always take care not to release proprietary, sensitive, trade-secret or confidential information about Belden to the public in our use of AI. Our policy in practice Q I have been invited to write an article for a technical journal on cutting-edge innovation in signal transmission. It is a great opportunity to showcase our work at Belden. I would like to use AI to synthesize large amounts of data into a comprehensive article to save time. Is this a good idea? A By inputting data into AI, you make it available for AI to use for other purposes, potentially compromising our proprietary information or disclosing controlled technology. In addition, your article must be “original” in order to have copy- right protection. Check with the Compliance Team before using AI for this or any similar project. Our Values How to use our Code Our promises to employees Our promises to customers Our promise to uphold the law Our promises for the future Where to go for help 27 Our promises to shareholders

Responsible communications Our promise As employees, we are careful to communicate responsibly with each other. As a company, Belden speaks with one voice when communicating with the media, investors and the general public. Our reasons The things we say about Belden have the potential to help or harm our business and our reputation. To ensure that we communicate with those outside of Belden in a way that is consistent, truthful and positive, we allow only designated personnel to speak on our Company’s behalf. This way, we avoid careless or inaccurate communication. Our actions We communicate responsibly when we: • Communicate internally in a helpful way, reflecting our Values and protecting people, information and our reputation • Never use our communications systems for personal purposes • Never speak on Belden’s behalf, either online or in public, unless authorized in advance to do so • Remain aware that the views we represent when using personal social media could be attributed to Belden, even if that is not our intention • Refer all outside inquiries to the appropriate Company resource Referring requests If you receive a request for comment by someone outside of Belden, choose one of these options: • Refer media requests to Corporate Communications • Refer financial questions to Investor Relations • Refer legal questions to the Compliance Team Find out more Public Relations Policy Social Media Guidelines Our Values How to use our Code Our promises to employees Our promises to customers Our promise to uphold the law Our promises for the future Where to go for help 28 Our promises to shareholders

Conflicts of interest Our promise We act in Belden’s best interests. We do not allow personal interests, activities, relationships or affiliations to influence the business decisions we make. Our reasons Conflicts of interest can compromise our objectivity when making business decisions. Even the appearance of a conflict of interest can damage our reputation. When we set our personal interests aside and practice unbiased decision- making, we make the best decisions for Belden and our business partners. Our actions We avoid conflicts of interest when we: • Make all business decisions objectively, without favoritism or bias • Remain alert to situations that may lead to a conflict of interest • Never participate in the hiring process for a family member, close friend or associate • Ensure that a family member, close friend or associate never reports to us • Never participate in the selection process for a supplier, vendor or contractor that employs a family member, close friend or associate • Disclose all potential conflicts of interest to a manager or the Compliance Team, or through our conflicts of interest disclosure process Our policy in practice Q One of the software engi- neers I work with has a great idea for a business. She asked if I wanted to help her get it off the ground and suggested we could start planning during our down time at Belden. Would that be okay? A No. We never use our time at Belden or any of Belden’s resources to pursue outside interests. If the business idea would compete directly with Belden, that would also present a conflict of interest. You should decline your coworker’s offer and report the situation to a manager. What is a conflict of interest? A conflict of interest may arise when an employee’s personal interests differ from those of Belden. Here are some common examples of conflicts of interest: • Significant ownership in or affiliation with a company that competes or does business with Belden • Accepting a role on an outside board that compromises your obligations to Belden • Taking a second job that takes time and energy away from your duties at Belden • Taking business opportunities for yourself that Belden may pursue • Using Belden’s name, property or information to support personal interests or activity • Supervising or making employment decisions regarding a family member, close family friend or associate If you find yourself facing a situation that might compromise your ability to make objective decisions on behalf of Belden, do not proceed. Talk to your manager or the Compliance Team. You may also use our conflicts of interest disclosure process. Disclosing a potential conflict of interest is the first step to finding a solution. Our Values How to use our Code Our promises to employees Our promises to customers Our promise to uphold the law Our promises for the future Where to go for help 29 Our promises to shareholders

Appropriate business gifts and entertainment Our promise We never offer or accept inap- propriate gifts or entertainment in the course of doing business. Our business partnerships are based on the merits. Our reasons We value our business partner- ships and look for appropriate ways to strengthen them. However, the exchange of gifts and entertainment can create a conflict of interest or violate anti-bribery laws. We never accept gifts that are too lavish or too frequent because it could appear that someone is trying to gain an unfair business advantage. Our actions We are responsible with business gifts and entertainment when we: • Never ask for gifts or entertainment • Never accept cash or cash equivalents, including gift cards • Do not engage in any entertainment that could involve inappropriate or offensive content • Only accept gifts and entertainment that are legal, nominal in value and offered infrequently • Never accept gifts from a third party that is trying to secure business with Belden • Only offer nominal, noncash gifts that are approved by our policies, as a business courtesy • Accurately document any gifts we offer or receive Government officials The rules for gifts and entertainment are different for government officials. For this reason, we follow a stricter standard when doing business with governments. Regardless of local practice or your good intentions, you may not offer any business courtesy of any value to a government official unless you receive approval in advance. Our policy in practice Q One of our vendors has season tickets for the local sports team. He is unable to make it to the game this weekend and offered his two tickets to me. The tickets are not expensive. May I accept? A No. Even if the tickets are inexpensive, they do not serve a legitimate business purpose because you are not attending the game with the vendor. You should politely decline the offer. Find out more Gifts and Entertainment Policy Our Values How to use our Code Our promises to employees Our promises to customers Our promise to uphold the law Our promises for the future Where to go for help 30 Our promises to shareholders

Accurate records Our promise We keep complete and accurate records and provide true and timely information to stakeholders as required. The health of our business depends on it. Our reasons We cannot make sound business decisions without accurate records. Our records give us a clear and complete picture of our operations, and they provide reassurance to our stakeholders. They are also an essential guide to where we want to go as a business. We follow our policies and procedures as well as the law to be sure we maintain truthful, accurate records. Our actions We maintain accurate records when we: • Create honest and thorough records that include any required supporting documents • Comply with generally accepted accounting principles and all applicable laws and regulations • Classify records properly, in the correct account and accounting period • Never falsify or mischaracterize a record, or create undisclosed accounts • Provide complete, fair, accurate and timely disclosures to audits and investigations • Follow all policies and proce- dures for storing and disposing of records and information • Report any concerns about financial misconduct to a manager, Human Resources or the Compliance Team, or use our ethics and compliance Hotline Our policy in practice Q I believe a coworker has misrepresented the dates on some recent sales, attributing them to last quarter. Should I say something? A Yes. You should speak to your coworker to find out if they made an honest mistake. But if the person does not correct the error, talk to your manager, Human Resources or the Compliance Team. Inaccuracies in our books and records, if left uncorrected, can have consequences for our business. Any misrepresentation must be brought to light and resolved. Find out more Record Retention Policy What is a company record? At Belden, we keep many kinds of records. These include: • Accounting statements • Expense reports • Time cards • Emails and correspondence • Invoices and shipping records • Quotes and contracts • Safety reports and test results Some records need to be kept for longer than others. Our Record Retention Policy describes how and when to best dispose of a record. Legal holds In some situations, a record or records may be subject to a legal hold. This means that the record must be kept, regardless of our Record Retention Policy. Such records are needed in connection with investigations or other legal proceedings. We comply with all legal holds and cooperate fully with investi- gations and audits. Our Values How to use our Code Our promises to employees Our promises to customers Our promise to uphold the law Our promises for the future Where to go for help 31 Our promises to shareholders

Fraud prevention Our promise Fraud can hurt our operations and reputation as a business. We never engage in fraudulent or misleading practices, and we take extra care to prevent fraud by others. Our reasons Fraud diverts our resources as a business by unlawful and decep- tive means. When our resources or assets are misused, we are at a disadvantage in the industries where we compete. Our actions We prevent fraud when we: • Follow all internal controls and processes for financial approvals • Remain vigilant about identifying possible fraud- ulent behavior, including embezzlement, doctoring of records or scams • Keep strict and careful inventory records of all our products • Never make false or misleading entries in our accounts or records, for any reason • Follow all laws, regulations, policies and protocols for fraud prevention • Report any possible fraud immediately to a manager, Human Resources or the Compliance Team, or use our ethics and compliance Hotline What is fraud? Fraud is the use of deceit to gain a personal or business advantage. Though criminal itself, fraud is often used to cover up other illegal or unethical activity. Examples of fraud include, but are not limited to: • Falsifying financial records to embezzle funds • Reporting products as lost or stolen in order to steal them for personal use or resale • Providing fake or inflated invoices to finance kickbacks • Forging someone else’s signature to acquire funds or approve something improperly Our Values How to use our Code Our promises to employees Our promises to customers Our promise to uphold the law Our promises for the future Where to go for help 32 Our promises to shareholders

Ethical political and lobbying activities Our promise We support each employee’s right to participate in political activity. As a company, Belden follows all laws when engaging in the political process. Our reasons We strive for the best, both in our business and our communities. By getting politically involved, we play our part in making the world a better place. We are careful to participate lawfully, and we never allow our politics to interfere with our work respon- sibilities. We also never attempt to represent Belden in our political activity or gain political favor on Belden’s behalf. Our actions We engage in politics ethically when we: • Support causes and candidates on our own time, with our own resources • Avoid asking coworkers or other Belden staff for political contributions or seeking reimbursement for our contributions • Never represent our views as those of Belden, and never ask for or use Company funds or resources for political donations • Respect the political views of others, and never force our politics on coworkers • Never allow our political engagement to keep us from our work responsibilities • Never lobby on Belden’s behalf, or seek to gain favor for Belden from political figures The influence of managers Managers should be especially careful about bringing their politics to work. Employees may feel obligated to agree with management, so managers must be respectful of all views and careful about sharing their own. In this way, managers can also set an example of how employees should show respect regarding political views. Belden and lobbying Lobbying laws regulate communication between businesses and lawmakers that is intended to shape public policy. Belden follows all such laws. If you come in contact with government officials, know how lobbying laws apply to you. Never attempt to influence a government official to take any unlawful action on Belden’s behalf. Our Values How to use our Code Our promises to employees Our promises to customers Our promise to uphold the law Our promises for the future Where to go for help 33 Our promises to shareholders

Our promise to uphold the law We ensure that every action and decision we make reflects our commitment to excellence and compliance with the laws that apply to us. Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future Where to go for help 34 i

Anti-bribery and anti-corruption Our promise We do business ethically, without bribery or corruption. We succeed because of the value we create for our customers, not by seeking inappropriate advantages. Our reasons Bribery and corruption damage markets and diminish public trust. They also put our reputation and our business at risk. In most places around the world, bribery and corruption can carry severe penalties, including jail time. By following all anti-bribery and anti-corruption laws, wherever we do business, we shield Belden and ourselves from risk and win on the merits. Our actions We avoid bribery and corruption when we: • Never offer anything of value to a government official to win a business advantage • Recognize when a potential bribe is being offered or requested • Never offer or accept bribes or kickbacks • Keep honest and complete records of all payments • Never ask, encourage or allow a third party to make a payment we would not make ourselves • Know and follow all applicable laws and regulations, including the U.S. Foreign Corrupt Practices Act (FCPA), wherever we do business • Report any concerns about possible bribery or corruption to a manager, Human Resources or the Compliance Team, or use our ethics and compliance Hotline Our policy in practice Q One of our consultants has submitted an invoice that lists some vague cash payments for “government fees.” Should I question this invoice? A Yes, you should. This notation could indicate a facilitation payment, which we do not pay. Ask the consultant for supporting details and receipts for this and any other cash payment. If the consultant cannot provide them or you suspect a bribe, share your concerns right away with a manager, Human Resources or the Compliance Team, or use our ethics and compliance Hotline. Find out more Global Anti-Corruption Policy Bribes, kickbacks and unfair advantages Bribes can take many forms, but all are illegal. Examples include, but are not limited to: • Cash or cash equivalents • Lavish gifts or entertainment • Stock gifts or opportunities • Special discounts that are not part of an authorized marketing program • Charitable or political contributions • Unfair advantages for a government official or their family • Payment of lavish travel expenses Anything of value can be exchanged to secure a business advantage. If that is the expectation, then the exchange is a bribe. A kickback is money paid to reward someone for facilitating a transaction or some other outcome. For example, a contractor may pay a government official some portion of a government contract if that official helps the contractor secure that contract. A facilitation payment, or “grease” payment, is anything of value given to expedite a routine process. For example, a business may pay a customs official to get its goods over the border more quickly than others. Belden prohibits facilitation payments regardless of local law or historical business practice. Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promises for the future Where to go for help 35 Our promise to uphold the law

Insider trading Our promise We follow insider trading laws and protect material, nonpublic information from disclosure. We never use inside information for our own personal gain. Our reasons As part of our employment at Belden, we may become aware of nonpublic information that could be of interest to investors. Such information could be about Belden or one of our business partners. Using this “inside” information to buy or sell securi- ties is illegal, as is sharing it with others. To protect the integrity of financial markets, and our business, we never share material, nonpublic information. Our actions We avoid insider trading when we: • Never buy or sell shares in Belden or any other publicly traded company while in possession of inside information • Never discuss material, nonpublic information with anyone outside Belden, including family and friends • Never provide inside information to investors who intend to act on it, also known as “tipping” • Only share inside information with other employees on a need-to-know basis • Never spread false information or otherwise attempt to influence financial markets unethically • Raise questions or concerns with a manager or the Compliance Team if we are ever unsure about what constitutes material, nonpublic information What is inside information? Material, nonpublic information, also known as inside information, can come in many forms. Examples include: • Marketing strategies • Changes in leadership • Potential business deals • Customers or business partners • Potential mergers or acquisitions • Impending legal action or investigations Any significant information that is not known to the public that could affect financial markets should be kept secure. Our policy in practice Q I am aware of some inside information about one of our customers — a potential acquisi- tion. But I have not traded based on it. The customer has now sent out a press release announcing the acquisition. May I buy securi- ties in this company now? A It depends. Now that the information has been released to the public, whether through a press release, government filing or some other official communication, you may use it to buy or sell securities under insider trading laws. You may, however, want to consider the ethical implications of investing in securities of a customer. Depending on the size of the investment, it could create a conflict of interest for you in future dealings with that customer. Find out more Insider Trading Policy Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promises for the future Where to go for help 36 Our promise to uphold the law

International trade laws Our promise As a global company, we follow all international trade laws that apply to our business. We are a responsible, ethical player in the global economy. Our reasons Doing business around the world is complex, and a variety of laws apply that regulate how we conduct imports and exports. As we continue to grow and create value for our customers, we must understand and comply with these laws to avoid illegal or inappropriate deals. Our actions We conduct international trade responsibly when we: • Know and follow the laws and regulations that affect our business, everywhere we do business, and follow Belden’s review and approval processes • Remain informed about updates and changes to international trade laws and regulations • Conduct screening to ensure we comply with all regulations regarding prohibited, denied and sanctioned parties, and ensure that our third parties do not do business with them • Classify all imports and proac- tively categorize controlled exports to ensure compliance with any restrictions Laws in multiple countries If a transaction involves more than one country, multiple laws may apply. Check and double-check to make sure you comply. You can also check with the Compliance Team if laws seem to conflict. Find out more Export and Anti-Boycott Control Policy Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promises for the future Where to go for help 37 Our promise to uphold the law

Boycotts and sanctioned countries Our promise As a U.S.-based multinational company, Belden complies with U.S. and international boycott and sanctions lists. We never do business with nations or other entities subject to sanctions or comply with prohibited boycotts. Our reasons Around the world, countries use boycotts to protest the policies or actions of other countries. As a U.S.-based company, Belden cannot participate in these boycotts unless they are supported by the U.S. government and the governments of our relevant subsidiaries. We are careful to follow the law to ensure ethical international trade and partnerships. Our actions We comply with sanctions and anti-boycott laws when we: • Never participate in boycotts prohibited by the U.S. government • Screen our customers, third parties and vendors against the U.S. denied parties and sanctions lists, as well as lists from the European Union, UN and other countries • Ensure that third parties we do business with remain in compliance with U.S., EU and UN boycott and sanctions lists • Contact the Compliance Team if we ever receive a request to comply with a foreign boycott • Familiarize ourselves with what a boycott request can look like • Follow all policies, laws and regulations related to boycotts and sanctions • Raise any questions or concerns about boycotts or sanctions with a manager, Human Resources or the Compliance Team, or use our ethics and compliance Hotline Know the laws Anti-boycott laws are designed to keep U.S. companies from being used to enforce other countries’ policies, especially when they conflict with U.S. policy. These laws prohibit any participation in a boycott, such as the Arab League boycott of Israel, or discrimination based on factors like race, religion, sex, national origin or nationality. They also prohibit sharing boycott-related information or making deals that contain boycott terms or conditions. Violations of these laws can be serious, including civil and criminal penalties. Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promises for the future Where to go for help 38 Our promise to uphold the law

What activities can be restricted by sanctions? Knowing what activities can be restricted is just as important as knowing which countries are sanc- tioned. Activities that are restricted for a sanctioned country include: • Asset transfers • Doing business • Payments • Services • Technology exports • Travel When are sanctions used? Sanctions can be used to respond to dangerous or unlawful activities in other countries. The U.S. and other governments may apply sanctions to countries that: • Sponsor terrorism • Proliferate weapons • Traffick narcotics • Use forced or child labor • Violate human rights Our policy in practice Q I noticed something in a new contract with a supplier that sounds like potential boycott language. It says that “invoices must have a certificate of origin stating that goods are not of Israeli origin.” What should I do? A Contact the Compliance Team immediately to address this language. It may be possible to amend the contract and negotiate change, but the Compliance Team must be notified so we can take proper action. Find out more Export and Anti-Boycott Control Policy Boycotts and sanctioned countries / continued Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promises for the future Where to go for help 39 Our promise to uphold the law

Our promises for the future We believe the work we do can change the world, responding to challenges with both people- and planet-friendly solutions. Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Where to go for help 40 Our promises for the future

Environmental stewardship Our promise We are all responsible for pro- tecting the environment. Each of us must do our part to minimize Belden’s impact on our planet. Our reasons We believe in healthy commu- nities. For such communities to thrive, we need a clean and sustainable planet. To protect our planet and ensure the longevity of our business, we follow environmental laws and seek ways to be cleaner and more efficient in all we do. Through continuous improvement, we can help ensure a healthy environment for all. Our actions We act as good environmental stewards when we: • Follow all policies and procedures for keeping our facilities clean and efficient • Reuse and recycle materials as often as possible, and manage waste according to our policies and procedures • Report to a manager, Human Resources or the Compliance Team any environmental hazards, anywhere you see them, including spills and releases of pollutants • Look for and share opportu- nities to continuously improve our environmental processes and protocols • Follow all environmental laws and regulations, wherever we do business, especially as they pertain to manufacturing, emissions and toxic materials Let us know Belden is serious about protecting the environment. When you are responsible in your own actions, you let everyone know, including third parties and the public. We live our commitment to the environment, and we encourage others to do the same. If you have an idea that could help us reduce our environmental impact, we want to hear it. Submit your idea to Belden opera- tions in your region. Our policy in practice Q I have seen some employees in our facility disposing of chemicals in a way that deviates from our procedures. I think it could be creating an environ- mental hazard, but I cannot say for sure. Should I say something about this? A Yes, you should. Even if you are not sure if this is a real hazard, you should voice your concerns immediately. You could help prevent further harm. Contact your manager, Human Resources or the Compliance Team, or use our ethics and compliance Hotline. Find out more Visit the Sustainability page on our website here. Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Where to go for help 41 Our promises for the future

Human rights and fair labor Our promise We are committed to human rights and fair labor, wherever we do business. We believe all people deserve to live and work with dignity. Our reasons Every aspect of our business impacts human rights, from the way we source materials and employ people to the way we manufacture and distribute our products. We have an obligation to ensure our operations are never exploitive or cruel. By protecting human dignity and rights around the world, we set an ethical standard we can be proud of. Our actions We protect human rights and ensure fair labor practices when we: • Ensure fair pay, reasonable hours and safe working conditions for all employees • Never use or tolerate child labor, forced labor, human trafficking or any other prac- tices that violate human rights • Monitor our business partners to ensure they share Belden’s commitment to human rights and fair labor • Follow all laws, regulations and policies related to fair labor and human rights, wherever we do business • Alert a manager, Human Resources or the Compliance Team, or use our ethics and compliance Hotline, if we ever become aware of human rights abuses anywhere in our supply chain Find out more Modern Slavery and Human Trafficking Policy Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Where to go for help 42 Our promises for the future

Social responsibility and philanthropy Our promise At Belden, we play an active role in the communities we serve. We strive to make a positive impact in our world and on our communities. Our reasons From the beginning, Belden has helped people make connections. Our connections to the commu- nities where we live and work sustain us as individuals and as a business. We have an obligation to give back to those communities, in ways large and small. When we help to make improvements and address challenges in our communities, we are having an impact that matters. Our actions We contribute to our communities responsibly when we: • Volunteer for and participate in causes we are passionate about • Respect the priorities and causes of others, and never impose our views or put pressure on others to donate or volunteer with us • Participate in Belden-sponsored volunteer activities when we can, and when they align with our priorities • Never allow our volunteer commitments to interfere with our work duties or create a conflict of interest • Never donate in Belden’s name without prior approval • Show respect for all members of the community, wherever we volunteer or contribute Let us know You have a say in our social and philanthropic efforts. If you have ideas about how Belden can be an even greater force for good, we want to hear them. Talk to your manager and share your thoughts. How does Belden help? As a company, Belden makes a difference in a variety of ways. We contribute through our own: • Ethical labor practices • Philanthropic efforts • Charitable donations • Environmental protection • Sponsored volunteer opportunities • Clean manufacturing Find out more Click here to read more about Belden’s philanthropic efforts. Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Where to go for help 43 Our promises for the future

Innovation Our promise We provide our customers with creative products, solutions and services. We innovate with originality and respect for the intellectual property of others. Our reasons We work in highly dynamic and competitive industries, always striving for “what’s next.” Our drive and creativity are essential to keeping us innovative and competitive. Just as we expect others to respect our original work, we must respect the original work of others, including our competitors. Both Belden and the industries we compete in are at their best when intellectual property (IP) rights are respected and protected. Our actions We innovate with integrity when we: • Give our best every day and reach for excellence • Share our original creations with Belden and never use them for personal gain • Never divulge Belden’s IP to competitors or others outside the Company • Never infringe on copyrights, patents, trade secrets or any other IP that belongs to another entity • Use all third-party assets, such as software and music, according to their license terms • Follow all applicable IP laws Check yourself As you do your work for Belden, make sure you can answer “yes” to all of these questions: • Am I respecting the rights of others? • Am I doing business in an environmentally responsible manner? • Am I complying with all applicable laws and regulations? • Am I being thoughtful in my communications with others — not speaking on Belden’s behalf or disclosing anyone’s confidential information? • Am I acting as a good ambassador for Belden, demonstrating integrity and reflecting our Values? If you answer “no” or “maybe” to any of these questions, stop and reconsider your actions. If you still need help, ask for guidance from your manager or the Compliance Team. Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Where to go for help 44 Our promises for the future

Issues or concerns Contact To ask questions or report potential misconduct or other ethical concerns • Your manager • Your local Human Resources representative • The Compliance Team, which includes the Legal Department and the Internal Audit Department. This team can be reached via email: ombudsman@belden.com • Our ethics and compliance Hotline, which includes an anonymous reporting option, is available 24 hours a day, seven days a week: • By phone at 1-800-461-9330 in the United States and Canada • Or online at www.belden.com/ethics • NOTE: Our Hotline is powered by a third-party vendor. When you visit the website, you will find a list of local phone numbers for areas outside the United States and Canada as well as a link to the Belden associate Compliance Portal. For legal questions The Compliance Team For financial questions Your local Finance Manager To view Company policies Legal and Compliance Employee Policy Page To see guidelines for your location Your manager or your local Human Resources contact For information about Company benefits Your local Human Resources contact For media inquiries Corporate Communications For inquiries from shareholders or investors Investor Relations or via email: investor.relations@belden.com For data privacy questions Data Privacy Team Where to go for help If you have a question, Belden offers a variety of resources to contact for help: Our Values How to use our Code Our promises to employees Our promises to customers Our promises to shareholders Our promise to uphold the law Our promises for the future 45 Where to go for help

About Belden Belden Inc. delivers complete connection solutions that unlock untold possibilities for our customers, their customers and the world. We advance ideas and technologies that enable a safer, smarter and more prosperous future. Throughout our 120+ year history we have evolved as a company, but our purpose remains — making connections. By connecting people, information and ideas, we make it possible. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia and Africa. For more information, visit us at belden.com